Exhibit 99.1

DeVry Inc. Reports Fiscal 2003 Third-Quarter Revenues, Earnings, Spring Term
                       Enrollment at DeVry University

   OAKBROOK TERRACE, Ill., April 22 /PRNewswire-FirstCall/ -- DeVry Inc. (NYSE: DV), an international higher education company, today reported revenues and earnings for the third quarter of fiscal year 2003, ended March 31, 2003. DeVry Inc. also announced spring term student enrollments at DeVry University.
   Revenues for the third quarter were $169.4 million, compared with $164.8 million for the same period one year ago. Revenues for the nine-month period ended March 31, 2003 were $505.2 million versus $486.1 million for the same period last year.

   Third-quarter net income was $14.9 million, or $0.21 per share, compared with $18.4 million, or $0.26 per share in the prior year. For the first nine months of fiscal 2003, net income was $49.0 million, or $0.70 per share, compared with $50.9 million, or $0.72 per share for the previous year (all per share data diluted).

   In addition, DeVry University today announced that 43,045 undergraduate students enrolled for the 2003 spring term, compared with 45,810 one year ago, a decline of 6.0 percent. New undergraduate student enrollment declined 3.6 percent to 8,053 for the spring term compared to 8,351 in the previous year. Undergraduate enrollment in the spring term was negatively impacted by the previously announced consolidation of DeVry's two Toronto area campuses. However, new undergraduate enrollment in the United States increased from 7,733 one year ago to 7,759 this year. At Keller Graduate School of Management
(KGSM), the number of coursetakers for the 2003 February term increased 18 percent to 11,715, compared with 9,925 for the same term last year.
   "We are encouraged by the continued strong interest in our business and online programs, as well as by what appears to be the beginning of a positive trend in our core U.S. enrollment," said Ronald L. Taylor, president and co-chief executive officer. "We believe our more robust marketing efforts have helped us to better communicate the value and quality of a DeVry University degree to potential students."

   In March 2003, DeVry signed a definitive agreement to acquire Ross University, the operator of Ross University School of Medicine and Ross University School of Veterinary Medicine, located in the Caribbean countries of Dominica and St. Kitts/Nevis, respectively. Ross University is one of the world's largest providers of medical and veterinary education with enrollment of more than 2,500 students. DeVry expects the transaction to close during the company's fiscal fourth quarter.

   "The acquisition of Ross University represents an entry into the health sciences field at the highest levels of professionalism," said Dennis J. Keller, chairman and co-chief executive officer. "We believe there are significant opportunities to grow in this field, utilizing the combined resources of Ross University, DeVry University and Becker Conviser Professional Review."

   During the quarter, DeVry opened its sixth DeVry University Center (DVUC) in the Atlanta area and converted existing KGSM centers to DVUCs in Milwaukee, Tampa Bay, Kansas City and the Atlanta area, where two centers were converted. In March, the Company opened a new undergraduate campus in the Denver area and a new graduate center in Manhattan. DeVry now operates 25 undergraduate campuses and 39 adult learner centers across North America.

   DeVry Inc. (NYSE: DV) is the holding company for DeVry University and Becker Conviser Professional Review. DeVry University offers associate, bachelor's and master's degree programs in technology, business and management. Becker Conviser Professional Review is a leading provider of preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. and its divisions are based in Oakbrook Terrace, Ill. For more information about DeVry Inc., visit http://www.devry.com .

   Certain information contained in this release may constitute forward-looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainty that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties include, but are not limited to, dependence on student financial aid, state and provincial approval and licensing requirements, and the other factors detailed in the Company's Securities and Exchange Commission filings, including those discussed under the heading "Risk Factors" in the Company's Registration Statement on Form S-3 (No. 333-22457) filed with the SEC.

   DeVry Inc.

   Third Quarter Ended March 31:
                                           Fiscal Year     Fiscal Year
                                               2003            2002

   Revenues                               $169,367,000    $164,814,000
   Net Income                               14,892,000      18,367,000

   Earnings Per Common Share
     Basic                                       $0.21           $0.26
     Diluted                                     $0.21           $0.26

   Number of Common Shares
     Basic                                  69,943,000      69,855,000
     Diluted                                70,278,000      70,611,000


   Nine Months Ended March 31:
                                           Fiscal Year     Fiscal Year
                                               2003             2002

   Revenues                               $505,184,000    $486,121,000
   Net Income                               48,999,000      50,864,000

   Earnings Per Common Share
     Basic                                       $0.70           $0.73
     Diluted                                     $0.70           $0.72

   Number of Common Shares
     Basic                                  69,927,000      69,810,000
     Diluted                                70,271,000      70,618,000

   March 31:
   Actual Shares Outstanding                69,953,575      69,885,847

                                 DEVRY INC.
                        CONSOLIDATED BALANCE SHEETS
                           (Dollars in Thousands)

                                         March 31,    June 30,   March 31,
                                            2003        2002        2002
                                        (Unaudited)             (Unaudited)

   ASSETS

      Current Assets

         Cash and Cash Equivalents        $177,263     $59,685     $78,297
         Restricted Cash                    39,246      19,264      50,820
         Accounts Receivable, Net           80,523      26,054     105,186
         Inventories                         3,234       4,907       3,085
         Prepaid Income Taxes                2,321           -           -
         Deferred Income Taxes               5,448       5,448       5,221
         Prepaid Expenses and Other          3,890       2,469       2,723

             Total Current Assets          311,925     117,827     245,332

      Land, Buildings and Equipment

         Land                               58,942      58,928      58,892
         Buildings                         176,336     174,344     172,685
         Equipment                         194,300     173,115     166,165
         Construction In Progress            3,498       1,626         383

                                           433,076     408,013     398,125

         Accumulated Depreciation         (172,613)   (150,386)   (144,436)

             Land, Buildings and
               Equipment, Net              260,463     257,627     253,689

      Other Assets

         Intangible Assets, Net             35,148      35,692      35,919
         Goodwill                           42,391      42,391      42,391
         Deferred Income Taxes                   -       1,801       3,413
         Perkins Program Fund, Net          10,617      10,180      10,201
         Other Assets                        2,150       2,110       2,155

             Total Other Assets             90,306      92,174      94,079

   TOTAL ASSETS                           $662,694    $467,628    $593,100

   The accompanying notes are an integral part of these consolidated financial statements.

                                         DEVRY INC.
                               CONSOLIDATED BALANCE SHEETS
                                  (Dollars in Thousands)

                                         March 31,    June 30,   March 31,
                                            2003         2002        2002
                                        (Unaudited)             (Unaudited)
   LIABILITIES

      Current Liabilities

         Accounts Payable                  $49,570     $36,284     $38,399
         Accrued Salaries, Wages &
           Benefits                         35,922      27,595      31,789
         Accrued Expenses                   11,616      11,643       9,896
         Advance Tuition Payments            5,276      15,883       8,833
         Deferred Tuition Revenue          139,860      12,287     143,646

             Total Current Liabilities     242,244     103,692     232,563

      Other Liabilities

         Revolving Loan                          -           -      14,000
         Deferred Income Taxes               4,899           -           -
         Deferred Rent and Other            12,816      10,390      10,372

             Total Other Liabilities        17,715      10,390      24,372

   TOTAL LIABILITIES                       259,959     114,082     256,935

   SHAREHOLDERS' EQUITY

      Common Stock, $0.01 par value,
        200,000,000 Shares Authorized,
        69,953,575, 69,898,540  and
        69,885,847, Shares Issued and
        Outstanding at March 31,
        2003, June 30, 2002 and
        March 31, 2002,
        Respectively                           700         700         699
      Additional Paid-in Capital            66,561      66,345      65,454
      Retained Earnings                    334,826     285,827     269,636
      Accumulated Other Comprehensive
        Income                                 648         674         376

   TOTAL SHAREHOLDERS' EQUITY              402,735     353,546     336,165

   TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY                 $662,694    $467,628    $593,100

   The accompanying notes are an integral part of these consolidated financial statements.

                                   DEVRY INC.
                      CONSOLIDATED STATEMENTS OF INCOME
              (Dollars in Thousands Except for Per Share Amounts)
                                  (Unaudited)

                                       For The Quarter   For The Nine Months
                                       Ended March 31,     Ended March 31,
                                        2003      2002      2003      2002
   REVENUES:

      Tuition                         $155,166  $151,775  $465,480  $450,261
      Other Educational                 14,090    12,954    39,391    35,449
      Interest                             111        85       313       411

         Total Revenues                169,367   164,814   505,184   486,121

   COSTS AND EXPENSES:

      Cost of Educational Services      88,312    87,827   273,963   261,089
      Student Services and
       Administrative Expense           56,714    46,536   164,442   140,506
      Interest Expense                      47       143       141       744

         Total Costs and Expenses      145,073   134,506   438,546   402,339

   Income Before Income Taxes           24,294    30,308    66,638    83,782

   Income Tax Provision                  9,402    11,941    25,789    32,918
   Non-Recurring Tax Benefits                -         -    (8,150)       -

   NET INCOME                          $14,892   $18,367   $48,999   $50,864

   EARNINGS PER COMMON SHARE
      Basic                              $0.21     $0.26     $0.70     $0.73
      Diluted                            $0.21     $0.26     $0.70     $0.72

   The accompanying notes are an integral part of these consolidated financial statements.

                                  DEVRY INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in Thousands)
                                  (Unaudited)

                                                    For The Nine Months
                                                      Ended March 31,
                                                  2003               2002
   CASH FLOWS FROM OPERATING
    ACTIVITIES:
      Net Income                                 $48,999            $50,864
      Adjustments to Reconcile Net
       Income to Net
        Cash Provided by Operating
         Activities:

         Depreciation                             28,108             24,163
         Amortization of Intangible
          Assets and Goodwill                        544                542
         Amortization of Other Assets                 32                 33
         Provision for Refunds and
          Uncollectible Accounts                  26,566             26,126
         Deferred Income Taxes                     6,700              1,245
         Loss on Disposals and
          Adjustments to
            Land, Buildings and
             Equipment                                61                287
         Changes in Assets and
          Liabilities:
            Restricted Cash                      (19,982)           (30,336)
            Accounts Receivable                  (80,919)          (105,555)
            Inventories                            1,673              1,814
            Prepaid Expenses And Other            (1,941)               562
            Accounts Payable                      13,286              3,826
            Accrued Salaries, Wages,
             Expenses and Benefits                 8,300              7,012
            Advance Tuition Payments             (10,607)            (5,346)
            Deferred Tuition Revenue             127,573            132,689

      NET CASH PROVIDED BY OPERATING
       ACTIVITIES                                148,393            107,926

   CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital Expenditures                       (31,005)           (73,472)

      NET CASH USED IN INVESTING
       ACTIVITIES                                (31,005)           (73,472)

   CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds From Exercise of Stock
       Options                                       216                974
      Proceeds From Revolving Credit
       Facility                                        -             55,000
      Repayments Under Revolving
       Credit Facility                                 -            (41,000)

      NET CASH PROVIDED BY FINANCING
       ACTIVITIES                                    216             14,974

   Effects of Exchange Rate
    Differences                                      (26)              (344)

   NET INCREASE IN CASH AND CASH
    EQUIVALENTS                                  117,578             49,084

   Cash and Cash Equivalents at
    Beginning of Period                           59,685             29,213

   Cash and Cash Equivalents at End of
    Period                                      $177,263            $78,297

   SUPPLEMENTAL DISCLOSURE OF CASH
    FLOW INFORMATION
      Interest Paid During the Period               $139               $741
      Income Tax Payments During the
       Period, Net                               $15,131            $35,228

   The accompanying notes are an integral part of these consolidated financial statements.